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
                                                                   Exhibit 10.10


DDSI                                             Purchase Order No. 01-155
446 Lincoln Highway          COPY
Fairless Hills, PA 19030
267 580-727-1075 fax 267 580-1090

===================================================  PURCHASE ORDER   ==============================================================

|---------Vendor------------------------------|           |----------Ship To---------------|
| Name    Titan Systems Corp/DBA Sys Division |           | Name    DDSI                   |
| Address 1200 W. Woody Burke Rd PO Box 550   |           | Address 446 LINCOLN HIGHWAY    |
| City    Melbourne   St FL  ZIP 32902-0550   |           | City FAIRLESS HILL St PA 129030|
| Phone   321 727-0660                        |           | Phone 267 580-1075             |
|---------------------------------------------|           |--------------------------------|
Qty            Units                     Description                                        Unit Price        TOTAL
 1              LOT        Time and Materials Subcontract IAW attached                     $101,974.74    $101,974.74
                           Statement of Work (SOW)
                           Seller and Buyer agree this Purchase Contract instrument in its entirety consists of the following, which is not
                           heretofore, is hereby incorporated and made part hereto:

                           1) Original Purchase Contract No. 01-155
                           2) DBA Proposal for IAFIS Appendix F Certification
                           of the CS3000 and the SOW included therein.
                           dated 21 June 2001.
                           3) Additional Terms and Conditions (Attachment B)
                           4) DDSI General Provisions-Commercial (Rev 6/01)
                           Attachment C
                           5) The estimated period of performance for this effort is
                           15 weeks commencing from the effective date of this
                           Purchase Contract

                                                                                             Sub Total    $101,974.74
      |-----------  Payment Details  ----------------|                             Shipping & Handling
      |              O   Check                       |
      |              O   Cash                        |                               Taxes  State
      |             (O)  Account No.                 |                                                  |-------------|
      |              O   Credit Card                 |                                            TOTAL | $101,974.74 |
      |                                              |                                                  |-------------|
      |             Name                             |
      |              CC#                             |
      |                      Exp Date                |
      |----------------------------------------------|

      |-----------  Shipping Date  ----------------|
      |                                            |
      |                                            |
      |                                            |
      |--------------------------------------------|
====================================================================================================================================

      |-----------  Approval  ----------------|      |---------------------------------------|
      |                                       |      | Date                 6/27/2001        |
      |                                       |      | Order No        ______________        |
      |                                       |      | Sales Rep       ______________        |
      |                                       |      | Ship Via        ______________        |
      |                                       |      |                                       |
      |---------------------------------------|      |---------------------------------------|


      |-----------  Notes/Remarks -----------------------------------------------------------|
      |                                                                                      |
      |                                                                                      |
      |                                                                                      |
      |--------------------------------------------------------------------------------------|


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--------------------------------------------------------------------------------






                        Digital Descriptor Systems, Inc.
                          Proposal for IAFIS Appendix F
                          Certification of the CS3000




                                  Prepared by:

                            Titan Systems Corporation
                              DBA Systems Division
                             1200 S. Woody Burke Rd.
                            Melbourne, FL 32901-0550


               --------------------------------------------------
                           USE AND DISCLOSURE OF DATA

                 The information contained in this document shall not be duplicated or distributed without written permission from Titan Systems Corporation, DBA Systems Division, P.O. Drawer 550, Melbourne, Florida 32901-0550.
               --------------------------------------------------






                               Date: 21 June 2001


--------------------------------------------------------------------------------

1. Introduction

Titan Systems Corporation, DBA Systems Division (heretofore referred to as DBA Systems) is pleased to submit a Time and Material Proposal to assist Digital Descriptor Systems, Inc (DDSI) with obtaining the FBI's Integrated Automation Fingerprint Identification System (IAFIS) IQS Appendix F Certification on the CS3000 Live Scan System. Preliminary review of supplied imagery, hardware and ancillary data has resulted in the belief that Appendix F Certification is achievable. Even though we believe the unit is certifiable, our concerns suggest the effort be phased to mitigate cost risk to DDSI. This proposal contains our best estimate of the expected costs, recognizing however, that additional funding and hours may be necessary if the required results are not obtained within the scoped effort. DBA Systems is required to gain authorization from DDSI for any out of scope effort.

DBA Systems has been associated with precision image scanning systems for twenty years and would be pleased to work with DDSI on CS3000 Certification. The personnel associated with the program have been affiliated with Precision Law Enforcement, Aerial, Non-Destructive Test and Medical Scanning Systems for greater than 20 years. We feel we have the expertise necessary to obtain certification with minimal Cost and Design changes.

The next section provides a Statement-of-Work (SOW) for two consecutive phases toward CS3000 certification. Sufficient detail is provided to ensure mutual understanding of the proposed tasks. Section 3 lists the Customer Furnished Equipment (CFE) that will be required during the course of the program. Section 4 summarizes the corresponding costs, labor and materials associated with each phase of the program. At the completion of Phase 1, the associated effort for the subsequent phase(s) will be reevaluated to maximize visibility and minimize cost risk.

This effort will be performed within DBA Systems Division, Melbourne facility. Phase 1 is expected to last approximately 7 weeks. Phase 2 is potentially more complex and will last about 8 weeks. This ensures sufficient time for CS3000 review, modification, data submittal and certification.

It should be noted that this proposal is chiefly concerned with certification of a demonstration unit and recognizes that additional design changes may be required to provide a true operational product. The tasks and cost associated with designing a manufacturable product are not within the scope of this proposal but DBA Systems desires to maintain a role in the design, development and manufacturing of such a product if certification and market conditions warrant it.

2. Statement of Work

Phase 1 of the program has three main objectives.

The First Objective is to develop a plan for establishing IQS Appendix F acceptance criteria for the CS3000 device with Mitre and the FBI. This will include development of a test document that describes the tests, methodology, and acceptance criteria and as necessary a technical explanation of the test legitimacy. The test document will be submitted to DDSI for review and upon mutual agreement, DBA will submit it to Mitre and the FBI for evaluation. DBA will confer with Mitre and the FBI, and rework the document as required, until an agreement for acceptance is reached.

The Second Objective is to characterize the system with regard to physical and systematic capability. This effort, which will be performed in parallel with objective 1, will support determining the capabilities and limitation within the CS3000. Specifically, the following will be determined:

         a. Camera to Camera Physical Relationships to support geometric and stitching capability/limitations

         b. Individual Cameras Field of View (FOV) & Depth of Field with the given optics to support geometric and MTF capability/limitations

The Third Objective will be to incorporate an Illumination Test Jig and potentially diffuse the current illumination system to improve illumination uniformity. Improved Illumination Uniformity should provide the following:

         a. Ridge data being distinguishable over the entire FOV for each individual camera. This will enable the resultant imagery to correlate directly with existing databases generated with inked based capture devices (i.e. FBI).

         b. Improved viewing of ridge information (i.e. pores, junctions) by the user especially across the boundary between the two imaging cameras.

         c. Determination of Illumination Uniformity and Signal to Noise Ratio
            (SNR) with regard to the IAFIS requirement

         d. Improved ability to refine the system capability with regard to Image Stitching, Geometry and MTF

The Fourth Objective in Phase 1 is familiarization with the post processing algorithms to gain insight into algorithm performance under different image capture conditions. Understanding the processes will provide the following:

         a. Knowledge of the Histogram Equalization Process will aid in determining the contrast sensitivity and limits within the system.

         b. Knowledge of the Projection Algorithm will aid in determining geometric accuracy and potentially image quality (i.e. forward or reverse image mapping).

         c. Knowledge of the Stitching Algorithm will aid in determining the geometric accuracy and potential impacts to System MTF.

The objective upon completion of Phase 1 will be Uniformity & SNR compliance to the requirement. In addition, Geometric and MTF capability will be understood sufficiently prior to Phase 2 commencement. At this point, complete review of the test results will be performed and a report written that describes and summarizes the findings. A review will be held with DDSI to determine how best to proceed.

Phase 2 of the program is associated with Image Stitching and Certification of Geometry and MTF. Preliminary review of the CS3000 Systems MTF, Depth of Field, Spatial Resolution and Collimating Grid Projector Spacing indicates that Appendix F Certification is feasible. Based upon Norm Nil's comments, we believe it will be necessary to generate a couple of cylindrical test fixtures that the Ronchi and MTF Targets can be mounted to during image capture. Utilization of this methodology will verify the accuracy of post processing algorithms, systematic performance, calibration gird, etc. It is currently believed that for data submittal to the FBI, supporting technical information will be necessary to establish a high level of confidence that the system and algorithms perform as required. Familiarization with the algorithms at this time will minimize schedule and performance risk during the FBI's review of the CS3000 System's test data results. The results of Phase 2 will be:

         a. Submittal and support of Geometric Data for certification

         b. Submittal and support of MTF Data for certification

         c. A Final Report to DDSI summarizing the program

The above efforts do assume that the basic algorithms and hardware are adequate to support certification of the CS3000. Hardware changes will be made, where feasible, to improve system performance. This proposal does not include any level of effort for software development by DBA Systems engineers. Changes to Post Processing Algorithms, if required, are assumed to be the responsibility of DDSI with DBA Systems providing recommendations. However, DBA Systems can support algorithm development with additional funding and the approval of DDSI.

Status Reporting and Billing

DBA Systems will provide a brief weekly status update, via email, that will include a summary of the tasks worked or completed and the number of hours charged to the job (by labor category). On a monthly basis, DBA Systems will provide a billing statement for services rendered during that period.